Exhibit 20.3
                             Computational Material

4

This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior information term sheet for this transaction. In addition, the information contained herein may be superseded by information contained in term sheets circulated after the date hereof and is qualified in its entirety by information contained in the Prospectus Supplement for this transaction. An offering may be made only through the delivery of a Prospectus Supplement and the related Prospectus through Greenwich Capital Markets, Inc., the Underwriter.


                             PRELIMINARY TERM SHEET
                           Prepared: December 11, 1996
                               Subject to Revision

                      CPS AUTO GRANTOR TRUST, SERIES 1996-3

                          CPS Receivables Corp., Seller
                   Consumer Portfolio Services, Inc., Servicer

                              $95,000,000 +or - 5%
                     $[90,250,000] [ ]% Class A Certificates
                      $[4,750,000] [ ]%Class B Certificates

  (Note: This Preliminary Term Sheet has been prepared to assist prospective investors in the Class A Certificates only; references to the Class B Certificates are provided solely for information purposes.)

Summary Security Terms:

  ------------------------------------------------------------------------------------------
  Certificates                                 Class A                    Class B
  ------------------------------------------------------------------------------------------
  Principal Amount                          $[90,250,000]               $[4,750,000]
  Class Percentage                             [95.00]%                   [5.00]%
  Initial Credit Support1                     FSA Policy
  Expected Rating (Moody's/S&P)                Aaa/AAA                 BB (S&P Only)
  Pass-Through Rate                              [ ]%                       [ ]%
  Price Talk                              + [55] Area over the
                                           5 1/2's of 11/98
  Price (Approximate)                            100
  Originator/Servicer                     Consumer Portfolio                CPS
                                        Services, Inc. ("CPS")
                                       Norwest Bank Minnesota,               NW
  Trustee, Paying Agent &                    N.A. ("NW")
       Standby Servicer
  Pricing Prepayment Speed                    1.50% ABS                  1.50% ABS
  Expected Settlement Date                 December 20,1996           December 20,1996
  Projected Weighted Average Life            [1.88] Years               [1.88] Years
  Final Scheduled Distribution Date       [August 15, 2002]          [August 15, 2002]
  Distribution Dates                    15th day of each Month     15th day of each Month
  ------------------------------------------------------------------------------------------

1 The Class A Certificates will have the benefit of an FSA Insurance Policy which will guarantee timely interest and ultimate principal. FSA will have first priority on a reserve account (the "Spread Account"). The Class B Certificateholders will have the benefit of (i) current period subordinated excess interest ("Excess Spread") and (ii) releases from the Spread Account, if any, prior to distribution to CPS. Excess Spread, equivalent to the weighted average gross coupon on the Receivables less the sum of the Servicing Fee, the weighted average coupon on the Certificates, and certain other transaction expenses, is expected to be approximately [11.80]% per annum at the Settlement Date. Excess Spread over the life of the transaction is dependent, among other things, upon the actual prepayment and default experience of the transaction, as to which no assurance can be given.

The Certificates:             Asset  backed  certificates  issued in two classes
                              (the  "Class  A  Certificates"  and the  "Class  B
                              Certificates", collectively the "Certificates") by
                              a grantor  trust (the "Trust") to be formed by CPS
                              Receivables  Corp. (the "Seller"),  a wholly-owned
                              bankruptcy-remote subsidiary of Consumer Portfolio
                              Services,  Inc. ("CPS").  The Certificates will be
                              secured  by,  among  other   assets,   a  pool  of
                              sub-prime motor vehicle retail installment sale contracts (the "Receivables") secured by new and used automobiles, vans and light duty trucks (the
                              "Financed Vehicles") aggregating $[95,000,000] in principal amount (the "Initial Pool Balance") as of December [16], 1996 (the "Cut-off Date"). The
                              Receivables, which will provide for level monthly payments (with interest and principal calculated pursuant to Rule of 78's and simple interest methods), were purchased by CPS from approved new and used automobile dealers and finance companies located primarily in the states of California, Florida, Pennsylvania and Texas.

                              Each Certificate will evidence beneficial ownership of an undivided interest in the Trust. The Class A Certificates will evidence, in the aggregate, beneficial ownership of an undivided interest in the Trust equal to [95]% (the "Class A Percentage") of the Trust Assets (not including any interest received by the Trust in excess of the Class A Pass-Through Rate). The Class B Certificates will evidence, in the aggregate, beneficial ownership of an undivided interest in the Trust equal to [5]% (the "Class B Percentage") of the Trust Assets (not including any interest received by the Trust in excess of the Class B Pass-Through Rate).

                              The rights of the Class B Certificates to receive distributions will be subordinated to the rights of the Class A Certificates and the Certificate Insurer.

Distributions to
Certificateholders:           Distributions of interest on the Certificates will
                              be made on the 15th of each month (or, if the 15th
                              is  not  a  Business  Day,  the  next   succeeding
                              Business  Day)  (each,  a  "Distribution   Date"),
                              commencing  January 15, 1997,  to the extent funds
                              are   available   therefor,   in  an  amount  (the
                              "Certificateholders'     Interest    Distributable
                              Amount")  equal,  with  respect  to each  class of
                              Certificates,  to interest  accrued thereon at the
                              Class  A   Pass-Through   Rate  and  the  Class  B
                              Pass-Through  Rate,  respectively,  in the case of
                              the initial  Distribution  Date, from December 19,
                              1996 through and including  January 14, 1997,  and
                              with respect to each subsequent Distribution Date,
                              for  the  one  month  period  (each,  an  "Accrual
                              Period")  commencing  on the  15th  of  the  month
                              immediately  preceding such  Distribution Date and
                              ending on the 14th day of the month in which  such
                              Distribution   Date   occurs.   Distributions   of
                              interest  will  be made on a pro  rata  basis  (to
                              holders  of  record  as of the  last  day of  each
                              accrual  period,  each  a  "Record  Date")  on the
                              Certificates.  Distributions  of interest  will be
                              calculated   on  the  basis  of  12  months   each
                              consisting of 30 days.

                              Distributions of principal on the Certificates, to the extent funds are available therefor, will be distributed (a) to the Class A Certificateholders as of the related Record Date in an amount equal to the Class A Percentage of the Principal Distributable Amount (defined below) and (b) to the Class B Certificateholders as of the related Record Date in an amount equal to the Class B Percentage of the Principal Distributable Amount. The "Principal Distributable Amount" for a Distribution Date will equal the sum of (i) the principal portion of all scheduled Distributions received during the preceding calendar month (each, a "Collection Period") on the Rule of 78's Receivables and all Distributions of principal received on simple interest receivables during the preceding Collection Period; (ii) the principal portion of all prepayments in full (including principal collected on those accounts plus any amounts applied from the Pay Ahead Account related to such Receivable) of such Receivables; (iii) the portion of the Purchase Amount allocable to principal of each Receivable that was repurchased by the Originator or Servicer as of the last day of the related Collection Period; (iv) the principal balance of each Receivable that became a liquidated Receivable during such Collection Period; and (v) the aggregate amount of Cram Down Losses (reductions to obligor indebtedness imposed by a bankruptcy court) that shall have occurred during the related Collection Period.

Priority of
Distributions:                On  each   Distribution   Date  available   funds,
                              together with any Spread Account Draw, will be allocated by the Trustee in the following order:

                                (i) To the Servicer (if CPS is not the Servicer), the Servicing Fee of 2.12% (212 basis points) per annum; provided, however, that as long as CPS is the Servicer and Norwest is the Stand-by Servicer, the Trustee will first pay the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

                                (ii) in the event the  Standby  Servicer  or any
                                     other party becomes the successor Servicer,
                                     to   the   Standby   Servicer,   reasonable
                                     transition expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;

                                (iii)to the  Trustee,  the Trustee Fee and other
                                     reasonable expenses;

                                (iv) to  the  Collateral  Agent,  all  fees  and
                                     expenses payable to the Collateral Agent with respect to such Distribution Date;

                                (v) to the Class A Certificateholders, the related Interest Distributable Amount, together with any Class A Certificate Interest Carryover Shortfall Amount for such Distribution Date;

                                (vi) to Holders of the Class B Certificates, the
                                     related  Interest   Distributable   Amount,
                                     together   with  any  Class  B  Certificate
                                     Interest Carryover Shortfall Amount for such Distribution Date;

                                (vii)to  Holders  of the  Class A  Certificates,
                                     the related Class A Principal Distributable
                                     Amount  and  Class  A  Principal  Carryover
                                     Shortfall   Amount;   (viii)  to  FSA,  any
                                     amounts  due under the terms of the Pooling
                                     and  Servicing   Agreement  and  under  the
                                     Insurance Agreement;

                                (ix) to Holders of the Class B Certificates, the
                                     related  Class  B  Principal  Distributable
                                     Amount  and  Class  B  Principal  Carryover
                                     Shortfall Amount; and

                                (x) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

Spread Account:               FSA will have the  benefit  of a  reserve  account
                              (the "Spread Account") established by CPS with the Collateral Agent pursuant to a Master Spread
                              Account Agreement.

Tax Status of the
Trust: Mayer, Brown & Platt will deliver an opinion that the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Owners of beneficial interests in the Certificates will report their pro rata share of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of such owners who are individuals, trust or estates, may deduct their pro rata share of reasonable servicing and other fees. Prospective investors must review the Prospectus and Prospectus Supplement for a more detailed description of these matters.

ERISA Eligibility:            The  Class  A   Certificates   will  generally  be
                              permitted  to be held by  employee  benefit  plans
                              subject  to  ERISA.   Prospective  investors  must
                              review the Prospectus and Prospectus Supplement for a more detailed description of these matters.

Record Date:                  The 10th day of each calendar month.

Optional Redemption:          The  Servicer  may at its option  purchase all the
                              Receivables  as of the last day of any  Collection
                              Period on or after which the  aggregate  principal
                              balance of the Receivables is equal to 10% or less
                              of the Original Pool Balance,  at a purchase price
                              equal to the  aggregate  principal  balance of the
                              Receivables,   plus   accrued   interest   at  the
                              respective APRs.

The Originator/Servicer:      CPS was incorporated in the State of California in
                              1991. CPS and its subsidiaries engage primarily in
                              the business of purchasing,  selling and servicing
                              retail  installment sales contracts  ("Contracts")
                              made  to  borrowers  who  generally  would  not be
                              expected  to  qualify  for  traditional  financing
                              because of  factors  generally  including  limited
                              credit history,  lower than average income or past
                              credit  problems.  CPS purchases  Contracts,  at a
                              discount  ranging from 0% to 8%, from dealers with
                              whom it has dealer agreements  ("Dealers") in [34]
                              States. In addition to any discount, CPS generally
                              charges  Dealers an acquisition  fee to defray the
                              direct  administrative  costs  associated with the
                              processing  of  Contracts   that  are   ultimately
                              purchased by CPS.

                              CPS purchases Contracts from Dealers with the intent to resell them. CPS also purchases
                              Contracts   from  third  parties  that  have  been
                              originated by others. Contracts have been sold both as bulk sales to institutional investors and through securitization transactions.

                              Underwriting

                              CPS originates Contracts under three programs: the Standard Program, the Alpha Program, and the Delta Program. The Alpha program is designed to accommodate applicants who generally exceed the requirements of the Standard Program in respect of job stability, residence stability, income level or the nature of the credit history. The Delta Program is designed to accommodate applicants who may not meet all of the requirements of the Standard Program but are deemed by CPS to be generally as creditworthy as Standard Program applicants. CPS determines whether to purchase a Contract based principally on the applicant's creditworthiness and the collateral value of the financed vehicle. Upon receipt of an application from a Dealer, CPS obtains credit reports from three credit bureaus. A CPS loan officer will review the credit application, credit bureau report, and a one page Dealer summary of the proposed transaction and will either conditionally approve or reject the application, generally within one business day of receipt of the credit application. Based in part on the conditions to approval, the Dealer and applicant file a more complete application package which initially is reviewed by a CPS processor for deficiencies. As part of this review, references are checked, direct calls are made to the applicant and employment, income, residence and insurance verification are performed. Next, a CPS underwriter confirms the satisfaction of any remaining deficiencies in the application package. Finally, a loan review officer reviews the package for deficiencies prior to funding. CPS conditionally approves approximately 50% of the credit applications it receives and ultimately purchases approximately 20% of the received applications.

                              Generally, the amount funded by CPS will not exceed, in the case of new cars, 110% of the dealer invoice, and in the case of used cars, 115% of the value quoted in industry accepted car guides (such as the Kelley Wholesale Blue Book), in each case plus taxes, license fees, insurance and the cost of any service contract. The maximum amount that will be financed on any vehicle generally will not exceed $25,000. The maximum term of the Contract depends primarily on the age of the vehicle and its mileage. Vehicles having in excess of 80,000 miles will not be financed.

                              The minimum downpayment required on the purchase of a vehicle is generally 10% to 15% of the purchase price. The downpayment may be made in cash, and/or with a trade-in car, and, if available, a proven manufacturer's rebate (which rebate cannot comprise more than 50% of the downpayment).

                              Servicing and Collections

                              CPS continues to service all Contracts it has purchased, including those it has sold to institutional investors. CPS's Contract servicing activities consist of collecting, accounting for and posting all payments, responding to borrower inquiries, taking steps to maintain the security interest in the financed vehicle or other collateral, investigating delinquencies, repossessing and liquidating collateral when necessary, and generally monitoring each Contract and related collateral. CPS maintains sophisticated data processing and mangement information systems to support its Contract servicing activities.

                              If an account becomes six days past due, CPS's collection staff typically attempts to contact the borrower with the aid of an auto dialer. A collection officer tries to establish contact with the customer and obtain a promise to make the overdue payment within seven days. If payment is not received by the end of such seven day period, the customer is called again through the auto dialer system and the collection officer attempts to elicit a second promise to make the overdue payment within seven days. If a second promise to make the overdue payment is not satisfied, the account automatically is referred to a supervisor for further action. If the customer cannot be reached by a collection officer, a letter is automatically generated and the customer's references are contacted. Field agents (who are independent contractors) often make calls on customers who are unreachable or whose payment is thirty days or more delinquent. A decision to repossess the vehicle is generally made after 30 to 90 days of delinquency or three unfulfilled promises to make the overdue payment.

The Receivables:              Summary Collateral Term Sheets attached.

                       COMPUTATIONAL MATERIALS DISCLAIMER


The  attached  tables  and  other  statistical   analyses  (the   "Computational
Materials") are privileged and confidential and intended for use by the addressee only. These Computational Materials are furnished to you solely by Greenwich Capital Markets, Inc. and not by the issuer of the securities or any of its affiliates. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Greenwich Capital Markets, Inc. is not acting as agent for the issuer of the securities or its affiliates in connection with the proposed transaction.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to either the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the Prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final Prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to bay nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final Prospectus supplement relating to the securities discussed In this communication for definitive Computational Materials on any matter discussed in this communication. A final Prospectus and Prospectus supplement may be obtained by contacting GCM's Trading Desk at (203) 625-6160.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

                                  CPS 1996-3 CLASS A
                            PRICE-YIELD SENSITIVITY REPORT

               Settlement                                      12/19/96
               Next Payment                                    01/15/97
               Class Balance                             $90,250,000.00
               Cutoff Date                                     12/19/96
               Accrued Days                                           3
               Coupon                                            6.300%
-------------------------------------------------------------------------------------
    Quoted
     Price       1.00% ABS     1.25% ABS     1.50% ABS     1.75% ABS     2.00% ABS
=====================================================================================
    99.24              6.515         6.523         6.532         6.543         6.555
    99.24+             6.506         6.514         6.523         6.533         6.544
    99.25              6.498         6.505         6.513         6.523         6.533
    99.25+             6.490         6.497         6.504         6.513         6.523
    99.26              6.482         6.488         6.495         6.503         6.512
    99.26+             6.474         6.479         6.485         6.493         6.501
-------------------------------------------------------------------------------------
    99.27              6.465         6.470         6.476         6.483         6.490
    99.27+             6.457         6.462         6.467         6.473         6.480
    99.28              6.449         6.453         6.458         6.463         6.469
    99.28+             6.441         6.444         6.448         6.453         6.458
    99.29              6.433         6.436         6.439         6.443         6.448
    99.29+             6.424         6.427         6.430         6.433         6.437
    99.30              6.416         6.418         6.420         6.423         6.426
    99.30+             6.408         6.409         6.411         6.413         6.415
    99.31              6.400         6.401         6.402         6.403         6.405
    99.31+             6.392         6.392         6.393         6.393         6.394
-------------------------------------------------------------------------------------
    100.00             6.383         6.383         6.383         6.383         6.383
-------------------------------------------------------------------------------------
    100.00+            6.375         6.375         6.374         6.373         6.373
    100.01             6.367         6.366         6.365         6.364         6.362
    100.01+            6.359         6.357         6.356         6.354         6.351
    100.02             6.351         6.349         6.346         6.344         6.341
    100.02+            6.342         6.340         6.337         6.334         6.330
    100.03             6.334         6.331         6.328         6.324         6.319
    100.03+            6.326         6.323         6.319         6.314         6.309
    100.04             6.318         6.314         6.309         6.304         6.298
    100.04+            6.310         6.305         6.300         6.294         6.287
    100.05             6.302         6.297         6.291         6.284         6.277
-------------------------------------------------------------------------------------
    100.05+            6.293         6.288         6.282         6.274         6.266
    100.06             6.285         6.279         6.272         6.264         6.255
    100.06+            6.277         6.271         6.263         6.255         6.245
    100.07             6.269         6.262         6.254         6.245         6.234
    100.07+            6.261         6.253         6.245         6.235         6.223
    100.08             6.253         6.245         6.235         6.225         6.213
=====================================================================================
WAL (yr)               2.15          2.02          1.88          1.75          1.61
MAT (yr)               4.57          4.57          4.57          4.57          4.07
MDUR (yr)              1.91          1.80          1.69          1.58          1.46
-------------------------------------------------------------------------------------

                   "Full Price" = "Flat Price" = Accrued Interest.
     Duration and related sensitivities are calculated at midpoint price/yield. Maturity and last Principal Pay Dates may be distorted by the use of collateral pool WAMs.



---------------------------------------------------------------------------------------------------------------------------
                                           CPS AUTO GRANTOR TRUST, SERIES 1996-3
                                               ALL AMOUNTS SUBJECT TO CHANGE
                                                     INFORMATION SHEET
                                                         12/13/96

                                             Consumer Portfolio Services Inc.
                                                  Balances as of 12/04/96
---------------------------------------------------------------------------------------------------------------------------
Total Current Balance:                       $  80,039,690.51
Total Original Balance:                      $  81,087,603.40
Number of Total Portfolio Loans:                     6,385
Average Original Balance                     $      12,699.70       RANGE: $           2,288.06 -     $   29,000.36
Average Current Balance                      $      12,535.58       RANGE: $             255.32           28,897.29
Weighted Average APR Rate:                          20.551 %        RANGE: $        16,500    -       29,070%
Weighted Average Original Loan Term:                55.98 months RANGE:           18.00     -     61.00 months
Weighted Average Remaining Term:                    54.74 months RANGE:            1.00     -     60.00 months
Top State Concentration ($):                        25.04 % California,  9.71 % Pennsylvania, 8.07 % Texas
New-Used Breakdown ($):                             86.93 % USED, 13.07 % NEW
Collateral Year Breakdown ($):                      26.29 % 95, 23.09 % 94, 14.77% 96
Manufacturer Breakdown (S):                         19.51 % FORD, 13.14 % CHEVROLET, 8.45 % NISSAN
Contract Date:                               Mar 14, 1994  -  Nov 29, 1996
First Payment Date:                          Apr 13, 1994  -  Feb 20, 1997
Next Payment Date:                           Nov 04, 1996  -  Mar 02, 1999
Maturity Date:                               Dec 06, 1996  -  Jan 02, 2002
---------------------------------------------------------------------------------------------------------------------------

                                                       CURRENT                        # OF
                                                  PRINCIPAL BALANCE       PCT($)      LOANS      PCT(#)
                                                  -----------------       ------      -----      ------
CONTRACT DATE:                 < 01/01/96              671,028.97          0.84           75       1.17
                          01/01/96 - 01/31/96           20,761.27          0.03            2       0.03
                          02/01/96 - 02/29/96           57,191.13          0.07            5       0.08
                          03/01/96 - 03/31/96          190,200.28          0.24           16       0.25
                          04/01/96 - 04/30/96           50,695.96          0.06            5       0.08
                          05/01/96 - 05/31/96           97,703.84          0.12            8       0.13
                          06/01/96 - 06/30/96          398,658,88          0.50           35       0.55
                          07/01/96 - 07/31/96          388,933.05          0.49           33       0.52
                          08/01/96 - 08/31/96        2,366,115,33          2.96          193       3.02
                          09/01/96 - 09/30/96       23,909,627.53         29.87        1,911      29.93
                          10/01/96 - 10/31/96       32,910,030.49         41.12        2,597      40.67
                          11/01/96 - 11/30/96       18,978,743.78         23.71        1,505      23.57
ORIGINAL                     2,288 - 4,999             199,478.47          0.25           51       0.80
BALANCE:                     5,000 - 9,999          12,602,741.55         15.75        1,541      24.13
                            10,000 - 14,999         39,806,516.95         49.73        3,253      50.95
                            15,000 - 19,999         20,385,137.49         25.47        1,220      19.11
                            20,000 - 24,999          6,434,404.01          8.04          296       4.64
                                >= 25,000              611,410.47          0.76           24       0.38
APR RATE:                    16.50 - 16.99              43,245.75          0.05            4       0.06
                             17.00 - 17.99           2,597,624.59          3.25          171       2.68
                             18.00 - 18.99          14,043,899.04         17.55          994      15.57
                             19.00 - 19.99           7,534,091.96          9.41          535       8.38
                             20.00 - 20.99          13,652,633.63         17.06        1,032      16.16
                             21.00 - 21.99          27,697,516.16         34.60        2,300      36.02
                             22.00 - 22.99           3,532,674.52          4.41          302       4.73
                             23.00 - 23.99           7,334,864.93          9.16          697      10.92
                             24.00 - 24.99           1,612,617.53          2.01          152       2.38
                             25.00 - 25.99           1,950,174.72          2.44          193       3.02
                                >= 26.00                40,345.62          0.05            5       0.08

--------------------------------------------------------------------------------------------------------------------------------

The information contained herein has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein. The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement.



--------------------------------------------------------------------------------------------------------------------------------
                                             CPS AUTO GRANTOR TRUST, SERIES 1996-3
                                                 ALL AMOUNTS SUBJECT TO CHANGE
                                                       INFORMATION SHEET
                                                           12/10/96

                                               Consumer Portfolio Services Inc.
                                                    Balances as of 12/04/96
--------------------------------------------------------------------------------------------------------------------------------
                                                       CURRENT                        # OF
                                                  PRINCIPAL BALANCE       PCT($)      LOANS      PCT(#)
                                                  -----------------       ------      -----      ------
ORIGINAL LOAN                   18 - 21                  3,957.41          0.00            2       0.03
TERM:                           22 - 26                 74,828.33          0.09           14       0.22
                                27 - 31                163,830.02          0.20           27       0.42
                                32 - 36              3,712,110.40          4.64          477       7.47
                                37 - 41                  5,650.27          0.01            1       0.02
                                42 - 46              3,011,901.35          3.76          306       4.79
                                47 - 51              8,775,498.21         10.96          849      13.30
                                52 - 56             10,854,080.81         13.56          884      13.84
                                57 - 61             53,437,833.71         66.76        3,825      59.91
REMAINING TERM:                   <= 16                 14,459.95          0.02            6       0.09
                                17 - 21                 39,743.24          0.05            7       0.11
                                22 - 26                100,577.16          0.13           19       0.30
                                27 - 31                341,239.07          0.43           50       0.78
                                32 - 36              3,697,248.54          4.62          469       7.35
                                37 - 41              2,278,818.52          2.85          234       3.66
                                42 - 46              3,914,570.88          4.89          379       5.94
                                47 - 51              6,800,199.84          8.50          636       9.96
                                52 - 56             10,557,449.80         13.19          852      13.34
                                57 - 60             52,295,383.51         65.34        3,733      58.47
PROGRAM:                         ALPHA              43,070,968.44         53.81        3,193      50.01
                                 DELTA               8,207,852.48         10.25          794      12.44
                                 OTHER               4,386,048.78          5.48          448       7.02
                                STANDARD            24,374,820.81         30.45        1,950      30.54
LOAN TYPE:                    Rule of 78s           34,836,961.86         43.52        2,698      42.26
                            Simple Interest         45,202,728.65         56.48        3,688      57.74
LOAN STATUS:                    Current             80,039,690.51        100.00        6,385     100.00
NEW/USED:                         NEW               10,458,378.57         13.07          640      10.02
                                  USED              69,581,311.94         86.93        5,745      89.98
COLLATERAL AGE:                    88                  284,663.80          0.36           47       0.74
                                   89                  797,234,26          1.00          111       1.74
                                   90                2,055,803.42          2.57          242       3.79
                                   91                3,806,106.06          4.76          412       6.45
                                   92                6,554,771.99          8.19          620       9.71
                                   93               11,603,995.43         14.50        1,010      15.82
                                   94               18,482,964.17         23.90        1,428      22.36
                                   95               21,045,838.67         26.29        1,556      24.37
                                   96               11,819,207.10         14.77          756      11.84
                                   97                3,572,738.29          4.46          202       3.16
                                   98                   16,365.24          0.02            1       0.02
--------------------------------------------------------------------------------------------------------------------------------

The information contained herein has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein. The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement.


--------------------------------------------------------------------------------------------------------------------------------
                                             CPS AUTO GRANTOR TRUST, SERIES 1996-3
                                                 ALL AMOUNTS SUBJECT TO CHANGE
                                                       INFORMATION SHEET
                                                           12/10/96

                                               Consumer Portfolio Services Inc.
                                                    Balances as of 12/04/96
--------------------------------------------------------------------------------------------------------------------------------
                                                      CURRENT                        # OF
                                                 PRINCIPAL BALANCE       PCT($)      LOANS      PCT(#)
                                                 -----------------       ------      -----      ------
MANUFACTURER:           ACURA                          431,020.94          0.54           30       0.47
                        AUDI                            28,112.00          0.04            3       0.05
                        BMW                            111,236.75          0.14            7       0.11
                        BUICK                        1,745,087.68          2.18          154       2.41
                        CADILLAC                       915,953.96          1.14           57       0.89
                        CHEVROLET                   10,513,442.28         13.14          837      13.11
                        CHRYSLER                     1,105,510.15          1.38           79       1.24
                        DAIHATSU                        25,754.07          0.03            3       0.05
                        DODGE                        4,977,451.38          6.22          403       6.31
                        EAGLE                          224,385.40          0.28           21       0.33
                        FORD                        15,617,938.16         19.51        1,280      20.05
                        GEO                          1,759,888.25          2.20          173       2.71
                        GMC                          1,148,887,09          1.44           80       1.25
                        HONDA                        2,825,705.51          3.53          208       3.26
                        HYUNDAI                      2,606,823.49          3.26          237       3.71
                        INFINITI                       189,001.78          0.24           11       0.17
                        ISUZU                          604,082.68          0.75           49       0.77
                        JAGUAR                          50,889.05          0.06            3       0.05
                        JEEP                         1,589,979,88          1.99          102       1.60
                        KIA                          1,282.511.21          1.60           94       1.47
                        LINCOLN                        562,998.46          0.70           38       0.60
                        MAZDA                        2,908,914,03          3.63          227       3.56
                        MERCEDES                        18,446.52          0.02            1       0.02
                        MERCURY                      2,335,333.67          2.92          200       3.13
                        MITSUBISHI                   2,910,040.96          3.64          227       3.56
                        NISSAN                       6,766,961.46          8.45          496       7.77
                        OLDSMOBILE                   1,506,952.33          1.88          134       2.10
                        PLYMOUTH                     2,686,981.04          3.36          227       3.56
                        PONTIAC                      4,335,682,42          5.42          361       5.65
                        SAAB                            25,535.22          0.03            3       0.05
                        SATURN                         595,747.93          0.74           50       0.78
                        STERLING                        14,264.35          0.02            2       0.03
                        SUBARU                         322,523.14          0.40           27       0.42
                        SUZUKI                         612,625.15          0.77           47       0.74
                        TOYOTA                       6,052,296.01          7.56          459       7.19
                        WOLKSWAGEN                     564,528.17          0.71           50       0.78
                        VOLVO                           66,195.86          0.08            5       0.08
OBLIGOR STATE:          Alabama                      2,285,635.21          2.86          195       3.05
                        California                  20,038,073.10         25.04        1,481      23.19
                        Florida                      6,037,979.66          7.54          452       7.08
                        Hawaii                       1,517,903.77          1.90          132       2.07
                        Illinois                     4,252,942.28          5.31          368       5.76
                        Iowa                         1,144,156.94          1.43           98       1.53
                        Louisiana                    3,705,917.00          4.63          300       4.70
                        Maryland                     2,442,788.86          3.05          202       3.16
                        Michigan                     2,081,131.58          2.60          172       2.69
                        Minnesota                    1,096,528.31          1.37           92       1.44
                        Nevada                       2,844,322.11          3.55          230       3.60
                        New Jersey                   1,950,389.01          2.44          165       2.58
                        New York                     3,949,814.97          4.93          327       5.12
                        Ohio                         2,993,748.60          3.74          280       4.39
                        Pennsylvania                 7,771,825.18          9.71          625       9.79
                        Tennessee                    4,321,559.25          5.40          344       5.39
                        Texas                        6,463,163.26          8.07          494       7.74
                        All others (26 + DC)         5,141,809.34          6.42          428       6.70
--------------------------------------------------------------------------------------------------------------------------------

The information contained herein has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein. The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement.